UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2026
FRP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FL (Address of principal executive offices)	32202 (Zip Code)
(904) 858-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in the Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of FRP Holdings, Inc. recently conducted a competitive selection process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee invited several of the largest U.S. public accounting firms to participate in this process, including Baker Tilly US, LLP ("Baker Tilly"), the Company's independent registered public accounting firm for the fiscal year ended December 31, 2025. As a result of this process, on May 12, 2026, the Audit Committee approved and the Board ratified the appointment of Forvis Mazars, LLP ("Forvis Mazars") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. In light of the appointment of Forvis Mazars, Baker Tilly was dismissed as the Company's independent registered public accounting firm, effective as of May 15, 2026.
Baker Tilly has served as the Company's independent registered public accounting firm since May 1, 2025. The audit report of Baker Tilly on the Company's consolidated financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2025 and during the interim period through May 15, 2026, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Baker Tilly with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Baker Tilly furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter provided by Baker Tilly dated May 15, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm
On May 12, 2026, the Audit Committee approved and the Board ratified the engagement of Forvis Mazars as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. During the Company's two most recent fiscal years ended December 31, 2025 and December 31, 2024, and the subsequent interim period prior to engagement, the Company did not consult with Forvis Mazars regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Forvis Mazars concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Items 304(a)(1)(v) of Regulation S-K). The Company engaged Forvis Mazars for income tax provision preparation services, valuation services, and technical accounting advisory services for the year ended December 31, 2025. These services were completed and related solely to financial statement periods audited by the predecessor auditor. Management assumed responsibility in connection with these services, including decision-making, supervision, and ongoing monitoring.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits
Exhibit No. Description
16.1 Baker Tilly US, LLP. Letter dated May 15, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: May 15, 2026	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer & Treasurer